Financial Statements

                                       of


                MCPHERSON HOUSING ASSOCIATES LIMITED PARTNERSHIP



                           DECEMBER 31, 2003 and 2002















                                HANKINS & COMPANY
                          Certified Public Accountants
                        2917 Old Greenwood Road, Suite 7
                              Fort Smith, AR 72903
                               hankinscpafirm.com

                      MCPHERSON HOUSING ASSOCIATES LIMITED
                                  PARTNERSHIP

                           DECEMBER 31, 2003 AND 2002

                                Table of Contents



                                                                            Page
                                                                            ----

Independent Auditor's Report                                                   1
Balance Sheets                                                                 2
Statements of Operations                                                       3
Statements of Changes in Partners' Capital                                     4
Statements of Cash Flows                                                       5
Notes to Financial Statements                                                6-9

                                HANKINS & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                        2917 Old Greenwood Road, Suite 7
                           Fort Smith, Arkansas 72903
                                hankinscpafrm.com


Phone: (479) 646-6730                                        Fax: (479) 646-2659
--------------------------------------------------------------------------------

                          Independent Auditor's Report
                          ----------------------------

Partners
McPherson Housing Associates Limited Partnership


We have audited the accompanying balance sheets of MCPHERSON HOUSING ASSOCIATES LIMITED PARTNERSHIP as of December 31, 2003 and 2002, and the related statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MCPHERSON HOUSING ASSOCIATES LIMITED PARTNERSHIP as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America,



February 16, 2004
Fort Smith, arkansas
                                                    /s/Hankins & Company

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002


                                     ASSETS
                                     ------
                                                                                                     2003             2002
                                                                                            -----------------  ---------------

        CURRENT ASSETS
            Cash                                                                            $            466   $          884
            Accounts Receivable
                Tenant rent                                                                            1,311                0
                Security deposit                                                                           0            3,824
                Other                                                                                      0          250,435
            Prepaid expenses                                                                           8,907            4,056
                                                                                            -----------------  ---------------
                Total current assets                                                                  10,684          259,199
                                                                                            ----------------   ---------------


        RESTRICTED DEPOSITS
            Reserve replacement fund                                                                  13,544                0
            Tax and insurance escrow fund                                                             16,507                0
            Tenant security deposit fund                                                               3,450            6,450
                                                                                            -----------------  ---------------
                                                                                                      33,501            6,450
                                                                                            -----------------  ---------------


        PROPERTY
            Land                                                                                     200,000          200,000
            Buildings                                                                              3,086,326        3,086,326
            Furniture and equipment                                                                  172,695          172,695
            Improvements                                                                             471,768          471,768
                                                                                            -----------------  ---------------
                                                                                                   3,930,789        3,930,789
            Less accumulated depreciation                                                            226,653           83,503
                                                                                            -----------------  ---------------
                                                                                                   3,704,136        3,847,286
                                                                                            -----------------  ---------------

                                                                                            $      3,748,321   $    4,112,935
                                                                                            =================  ===============


See Notes to Financial Statements

                        LIABILITIES AND PARTNERS' CAPITAL
                        ---------------------------------


                                                                                               2003               2002
                                                                                    -----------------  -----------------

CURRENT LIABILITIES
    Current portion of long-term debt                                               $         22,970  $               0
    Accounts payable                                                                          31,889                  0
    Accrued expenses                                                                          29,176                 62
    Construction loan                                                                              0          2,156,780
    Due to ERC Companies                                                                     351,144            393,144
                                                                                    -----------------  -----------------

        Total current liabilities                                                            435,179          2,549,986
                                                                                    -----------------  -----------------

RESTRICTED DEPOSITS

    Security deposits                                                                          3,450             10,274
                                                                                    -----------------  -----------------

LONG-TERM DEBT                                                                             1,985,688                  0
                                                                                    -----------------  -----------------

PARTNERS' CAPITAL                                                                          1,324,004          1,552,675
                                                                                    -----------------  -----------------


                                                                                    $      3,748,321  $       4,112,935
                                                                                    =================  =================




See Notes to Financial Statements

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                                   2003            2002
                                                                                           ----------------    -------------
        INCOME
            Rental                                                                         $      337,837     $     198,988
            Other                                                                                   3,581                 0
                                                                                           ----------------    -------------
                                                                                                  341,418           198,988
                                                                                           ----------------    -------------

        OPERATING EXPENSES
            Advertising                                                                             8,209            33,879
            Bad debt expense                                                                          181                 0
            Depreciation                                                                          143,150            83,503
            Employee benefits                                                                       3,305             3,426
            Insurance                                                                              18,730             6,052
            Loan fees                                                                              56,892                 0
            Local administration fees                                                               2,500                 0
            Office expense                                                                         10,936            18,457
            Other expense                                                                           3,153            14,393
            Payroll tax                                                                             3,599             3,624
            Professional fees                                                                      10,643            15,558
            Property management                                                                    15,039            14,835
            Real estate tax                                                                        56,161               381
            Repairs and maintenance                                                                37,038            40,653
            Salaries                                                                               48,843            38,108
            Telephone                                                                               3,858             4,880
            Training                                                                                1,215               737
            Utilities                                                                              19,914            16,796
                                                                                           ----------------    -------------
                                                                                                  443,366           295,282
                                                                                           ----------------    -------------

        LOSS FROM OPERATIONS                                                                     (101,948)          (96,294)
                                                                                           ----------------    -------------
        OTHER INCOME (EXPENSE)
            Interest expense                                                                     (130,991)          (53,463)
            Interest income                                                                            44                 0
            Other income                                                                            4,224             7,332
                                                                                           ----------------    -------------
                                                                                                 (126,723)          (46,131)
                                                                                           ----------------    --------------

NET LOSS                                                                                   $     (228,671)     $   (142,425)
                                                                                           ================    ==============





See Notes to Financial Statements

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                     YEARS ENDED DECEMBER 31, 2003 AND 2002



                                                                      GENERAL       LIMITED
                                                                      PARTNER       PARTNERS            TOTAL
                                                            -----------------   -------------     --------------

       BALANCE, JANUARY 1, 2002                             $              0    $          0     $             0

       CAPITAL CONTRIBUTIONS                                             100       1,695,000           1,695,100

       NET LOSS                                                          (14)       (142,411)           (142,425)
                                                            -----------------   -------------     ---------------
                                                                          86       1,552,589           1,552,675
       BALANCE, DECEMBER 31, 2002

       NET LOSS                                                          (22)       (228,649)           (228,671)
                                                            -----------------   -------------     ---------------

       BALANCE, DECEMBER 31, 2003                           $             64    $  1,323,940     $     1,324,004
                                                            =================   =============     ===============




See Notes to Financial Statements

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                                                       2003             2002
                                                                                            -----------------   ---------------
    CASH FLOWS FROM OPERATING ACTIVITIES
        Net loss                                                                           $        (228,671)  $      (142,425)
        Items not requiring cash:
            Depreciation                                                                             143,150            83,503
        Changes in:
            Accounts receivable - security deposit                                                     3,824            (3,824)
            Accounts receivable - tenant rent                                                         (1,311)                0
            Accounts receivable - other                                                              250,435          (250,435)
            Prepaid expenses                                                                          (4,851)           (4,056)
            Reserve replacement fund                                                                 (16,507)                0
            Tax and insurance escrow                                                                 (13,544)                0
            Tenant security deposit fund                                                               3,000            (6,450)
            Accounts payable                                                                          31,889                 0
            Accrued expenses                                                                          29,114                62
            Due to ERC Companies                                                                     (42,000)          393,144
            Restricted deposits held                                                                  (6,824)           10,274
                                                                                            -----------------   ---------------
               NET CASH PROVIDED BY OPERATING ACTIVITIES                                             147,704            79,793
                                                                                            -----------------   ---------------
        CASH FLOWS FROM INVESTING ACTIVITIES
            Purchase of property and equipment                                                             0        (3,930,789)
                                                                                            -----------------   ---------------
               NET CASH USED FOR INVESTING ACTIVITIES                                                      0        (3,930,789)
                                                                                            -----------------   ---------------


        CASH FLOWS FROM FINANCING ACTIVITIES
           Construction loan                                                                               0         2,156,780
           Payoff construction loan                                                               (2,156,780)                0
           Addition of long-term debt                                                              2,023,000                 0
           Principal paid on long-term debt                                                          (14,342)                0
           Capital contributions                                                                           0         1,695,100
                                                                                            -----------------   ---------------
               NET CASH PROVIDED BY (USED FOR)
                FINANCING ACTIVITIES                                                                (148,122)        3,851,880
                                                                                            -----------------   ---------------

        NET INCREASE (DECREASE) IN CASH                                                                 (418)              884

        CASH, BEGINNING OF YEARS                                                                         884                 0
                                                                                            -----------------   ---------------

        CASH, END OF YEARS                                                                 $             466   $           884
                                                                                            =================   ===============

See Notes to Financial Statements

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 AND 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
--------------------

McPherson Housing Associates Limited Partnership is a Kansas limited partnership which was organized in 2000 as a limited partnership to develop, construct, own, maintain and operate a 72 unit apartment development for persons of low and moderate income. The rental units are located in the City of McPherson, Kansas The Partnership has one general partner and two limited partners.

Operating profits and losses and tax credits are allocated 99.99% to the limited partners and .01% to the general partner. Profit or loss from sales of property and cash distributions will be allocated as formulated in the partnership agreement.

Property
--------

Property is recorded at cost which includes a fee paid to the project's developer who is also the general partner and is depreciated over the estimated useful life of 5 to 40 years. Annual depreciation is computed primarily using the straight-line method.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
------------

Taxable income or loss is reported to the individual partners for inclusion in their respective tax returns. No provision for federal and state income taxes is included in these financial statements.

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 AND 2002



NOTE B - CONSTRUCTION LOAN

Construction loan consists of the following:                                                    2003              2002
                                                                                      ---------------       -----------

        Construction loan payable to Fidelity Bank, bearing interest at Prime
        Rate less fifty (50) basis points, secured by land and buildings,
        convertible into term loan at a later date                                   $             0     $   2,156,780
                                                                                     ===============     =============


NOTE C - LONG-TERM DEBT                                                                         2003             2002
                                                                                     ----------------     ------------

Note payable, bank is a 15 year obligation; due April 2018; payable in monthly installments of $13,027, and one final lump sum payment of approximately
including interest at 6.68%; secured by land and buildings.                          $  2,008,658         $         0

Less current maturities                                                                    22,970                   0
                                                                                     -------------        ------------

                                                                                     $  1,985,688         $         0
                                                                                     =============        ============

Aggregate annual maturities of long-term debt at December 31, 2003, are:

                                                   2004                              $         22,970
                                                   2005                                        24,563
                                                   2006                                        26,243
                                                   2007                                        28,051
                                                   2008                                        29,983
                                                 Thereafter                                 1,876,848
                                                                                     ----------------------

                                                                                     $      2,008,658
                                                                                     ======================

                          MCPHERSON HOUSING ASSOCIATES
                               LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 AND 2002

NOTE D - RELATED PARTY TRANSACTIONS

The  Partnership's   general  partner  is  ERC  Partners  of  Kansas,  LLC.  ERC
Properties,  Inc.  is the sole  member of ERC  Properties  of Kansas,  LLC.  ERC
Properties,  Inc., ERC Development Group, LLC, ERC Construction  Group, LLC, and
ERC  Management  Group,  LLC,  hereinafter  referred to as "ERC  Companies"  are controlled  through common  ownership and provide general  contracting and other services and functions to the Partnership.

Management Fees
---------------

The Partnership paid ERC Companies $53,809 in 2003 and $59,110 in 2002 for reimbursements and services rendered in connection with the leasing and operation of the project.

Development Fee
---------------

The Partnership incurred a development fee of $331,144, payable to ERC Companies for services rendered to the partnership for overseeing the construction of the project. The development fee has been capitalized into the basis of the building and is included in the account "due to ERC Companies" on the balance sheet.

NOTE E - OTHER INFORMATION

Security Deposit Fund
---------------------

Security  deposits  collected  from tenants are held in a separate bank account.
The status of the accounts at December 31 is:

                                                                                              2003             2002
                                                                                      ------------------   --------------

         Tenant security deposit fund                                                $            3,450    $       6,450
         Accounts receivable - security deposit                                                       0            3,824
         Tenant security deposit liability                                                       (3,450)         (10,274)
                                                                                      ------------------    -------------

         Excess                                                                      $                0    $           0
                                                                                      =================   ==============

                MCPHERSON HOUSING ASSOCIATES LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 AND 2002

NOTE E - OTHER INFORMATION (CONTINUED)

Interest Cost
-------------

The Partnership capitalized interest cost as a component of the cost of construction in progress. The following is a summary of interest cost incurred:

Reserve for Replacement Fund
----------------------------

Under  the  provisions  of  the  Amended  and  Restated   Agreement  of  Limited
Partnership dated
                                                                                           2003               2002
                                                                                     ------------      -------------
       Interest cost capitalized                                                     $          0      $     27,666
       Interest cost expensed                                                             130,991            53,463
                                                                                     ------------      -------------
                                                                                     $    130,991      $     81,129
                                                                                     ============      =============
February 20,  2000,  the general  partner  agreed to guaranty  $14,400  annually through a monthly transfer of $1,200 to an Operating and Maintenance Escrow. The
balance in this  account was $13,544 at December 31, 2003 and $0 at December 31,
2002.


NOTE F - ADDITIONAL CASH FLOW INFORMATION

Additional Cash Payment Information
                                                                                           2003              2002
                                                                                     ------------      -------------
Interest paid                                                                        $    130,991      $     53,463
                                                                                     ============      =============